Exhibit 10.1.49

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Product Development and Manufacturing Agreement

ThinKom 30” VICTS Ku Rx (“K4”) Antenna System

EXHIBIT A, Revision 1

This Exhibit A, as revised as of March 27, 2012 and as defined in the Product Development and Manufacturing Agreement (“Agreement”), dated as of November 14, 2012 between Gogo LLC (“Gogo”), and ThinKom Solutions, Inc. (“ThinKom”) is subject to and incorporates by reference the provisions of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Described within this Exhibit A, as amended, is the Product and Deliverables to be provided by ThinKom and related terms and conditions. To the extent there is any contradiction, inconsistency or ambiguity between the terms of this Exhibit A and the Agreement, this Exhibit A will govern.

This revision 1 to this Exhibit A incorporates the following changes in Product Specification, capabilities and scope:

[***]

1.	Product. For the purposes of this Exhibit A, the Product comprises [***] (the “Shipset”), Each Shipset includes the following line-replaceable units (LRUs) numbers (i) through (iv): [***] (the “Specifications”).

2.	Statement of Work Responsibilities for the development component of this Agreement shall be allocated as set forth below:

a.	Phase 1 – Product Design

i.	ThinKom Responsibilities

1.	Design Shipset (the “Shipset” or “Shipsets”) that complies with the requirements set out in Schedule 1 in their entirety.

2.	Provide finalized volume envelope requirements to Gogo of detail sufficient to allow final radome design.

3.	Provide antenna performance models to Gogo as required for Gogo’s network performance analyses.

4.	Incorporate optimizations based on Gogo’s feedback, as required.

5.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

6.	Execute a preliminary design (PDR) review when appropriate design gates are reached.

7.	Execute a critical design review (CDR) when appropriate design gates are reached.

ii.	Gogo Responsibilities

1.	Provide clarification of performance requirements as needed.

2.	Provide final design authorization subsequent to PDR and CDR as a trigger for moving to prototype phase.

3.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

b.	Phase 2 – Prototype, Production and Test

i.	ThinKom Responsibilities

1.	Manufacture and deliver ten (10) black label units of the design approved by Gogo in the CDR of Phase 1.

2.	Provide status updates as requested, and inform Gogo of any risks to the agreed upon schedule at the earliest possible date.

3.	Provide performance measurements of black label units to Gogo.

4.	Demonstrate performance of physical prototypes to Gogo at Gogo’s request.

ii.	Gogo Responsibilities

1.	Gogo may, at its discretion, request testing of some or all components of the Product in Gogo’s laboratory facilities during the initial product delivery phase.

2.	Provide final design authorization subsequent to CDR as a trigger for moving to production phase.

3.	STC for the entire system, of which the Product is a component.

4.	Provide, in a prompt and timely manner, all specifications, definitions, and clarifications of any system and/or platform interfaces, designs, and configurations required by ThinKom to design the Product in accordance with the requirements of this Agreement.

3.	Pricing and Payment.

a.

Non-Recurring Engineering (NRE) Fees. Gogo agrees to pay [***] in Initial NRE Fees plus [***] in Revision 1 NRE fees for the modifications per Revision1 to this Exhibit A (for a total NRE fees of [***]) for the development of the Product and Deliverables. NRE fees are payable according to the installment schedule set forth in Section 4 below, and NET [***] days after Gogo’s receipt of each corresponding invoice. ThinKom acknowledges receipt of payment from Gogo of [***] under the Letter of Intent of August 7, 2012, and such payment shall be applied and credited to Gogo’s obligation with respect to the final and third payment of Initial NRE Fees. ThinKom acknowledges receipt of payment from Gogo of [***] under the Letter of Intent of October 2, 2012, and that such payment shall be applied and credited to Gogo’s obligation with respect to the first Initial NRE Payment. In addition, ThinKom acknowledges that it has received Milestone payments of [***] as set forth in Section 4 below.

b.	Purchase Pricing. ThinKom agrees to sell Product Shipset Units to Gogo in accordance with the quantities, delivery dates, and pricing set forth in the below table (Table I).

TABLE 1-Shipset Pricing

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4.	Payment Schedule. Subject to the above Sections 3a. and 3b, and upon execution of the Agreement and this Exhibit A by the Parties:

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5.	Exclusivity. [***].

6.	Minimum Order Size and Payment Schedule for Additional Orders. Orders will be placed in minimum quantities of [***] Units for delivery over a period of no more than [***]. For any purchase order placed by Gogo under this Exhibit A, Gogo shall pay ThinKom: [***]. ThinKom agrees that this Agreement does not create any volume purchase obligations for Gogo and that Gogo is not required to purchase any Product Shipset Units hereunder.

7.	Delivery. After final acceptance by Gogo of the first 10 Shipsets as outlined in Table 1, ThinKom agrees to deliver product ordered under the terms of this Agreement no longer than [***].

8.	Deposit Materials

Escrow materials shall be those specified in the Escrow Agreement.

9.	AMSS License. [***].

10.	ThinKom Test Demonstration. ThinKom agrees to: (i) deliver to Gogo a test plan for the [***] (the “Test Plan”), and (ii) successfully test the [***] at ThinKom’s facility in accordance with a Test Plan Accepted by Gogo. The Test Plan must include a detailed description of

•	test cases,

•	test procedures, and

•	acceptance criteria for a successful test.

Each test case must include a demonstration of the following:

•	Antenna pattern

•	Pointing accuracy

Upon Gogo’s Acceptance of a Test Plan, ThinKom shall successfully test the ThinKom K4 Ku Band Antenna as soon as possible, but by no later than by [***] (the “Test Deadline”), unless failure to meet the Test Deadline is caused by Gogo or the need to obtain a necessary experimental license. In the event that ThinKom fails to successfully test the [***] in accordance with the Accepted Test Plan by the Test Deadline, and is not able to provide a recovery plan to successfully complete the testing within a reasonable amount of time, Gogo shall have the right to terminate the Agreement and request a refund of all amounts previously paid to ThinKom.

11.	Additional Terms.

a.	Right to Complete. Subject to the escrow agreement between the Parties, the terms of which shall supersede the terms of this Section in the event of a conflict, should any of the Shipsets delivered to Gogo not operate in accordance with the Specifications, or if ThinKom otherwise materially defaults in its performance under any purchase order, other than a default resulting or arising from Gogo’s actions or inaction, then, subject to ThinKom’s warranty obligations, and upon Gogo’s instruction, ThinKom shall release or notify the applicable escrow agent to release the Deposit Materials to Gogo to allow Gogo to complete any ordered Shipsets pursuant to a purchase order issued prior to the date of default. Gogo shall be entitled to make modifications to ThinKom’s Deposit Materials for completion of any Shipsets. For any Deposit Materials released to Gogo via escrow, Gogo agrees to hold such Deposit Materials as Confidential Information in accordance with the terms and conditions set forth in the Confidentiality Agreement. In the event of the foregoing, Gogo shall be responsible to ThinKom for the actual costs incurred by ThinKom associated with each Shipset through the date on which Gogo exercises its right to complete such Shipset under this Section, which amount will be payable to ThinKom upon the delivery of each such Shipset, or partial Shipset, to Gogo. In the event Gogo exercises its rights under this Section, ThinKom shall return any amounts pre-paid by Gogo to ThinKom in excess of the actual costs incurred by ThinKom.

b.	Use of Third Party Technology. In cases where ThinKom licenses third party technology which is incorporated into the Shipsets, ThinKom will use its best efforts to enable Gogo and its customers to use such rights subject to Gogo or its customer agreeing to pay the same royalty fee or license to any third parties for use of their intellectual property integrated into the Shipsets that ThinKom was paying to such third party. Gogo shall pay the third party such applicable royalty/fee under terms and conditions that are at least as good as ThinKom’s.

c.	Radome. ThinKom agrees to provide prompt support, via provision of information and/or support personnel with the appropriate expertise, to Gogo as required for the development of a suitable radome for the Product. ThinKom agrees to provide, at no additional cost, a commercially reasonable level of support as mutually agreed to by the parties upon acceptance of the Product by Gogo. Should the support requirements exceed such levels, ThinKom will provide such additional support on an hourly basis of [***].

d.	Modem Terms. The parties agree to and acknowledge that the terms of the Reseller Agreement between ThinKom and [***]will apply to the modem related aspects of this Agreement, Shipset and optional Slave Modem, including, but not limited to the following terms:

i.	[***]

ii.	Modem manufacturer, [***], may declare the current modem model ‘obsolete’ upon 90 days’ notice. Should this happen, the parties agree to negotiate in good faith compensation for ThinKom’s costs to incorporate a new modem into the Shipset and/or a ‘buy ahead’ program in which a given number of modems will be purchased in advance of the announced obsolescence.

iii.	Modem manufacturer, [***], may increase the cost of the current modem from time to time. The Parties agree that should [***] increase the cost of the modem, the cost of the Shipset and Slave Modem will be increased, dollar for dollar, to adjust for the increased cost of the modem.

iv.	Modem Manufacturer, [***], does not warranty the function of any third party software used on its modem, and therefore ThinKom does not give a warranty for this third party software to Gogo.

TABLE 3 – Milestones

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*	Delivery Dates and Milestone Dates may be extended based on the increased scope of adding the Modem and other Shipset modifications into ThinKom’s work scope. The parties agree to work in good faith to the currently scheduled dates, but the parties agree that should these dates be delayed a reasonable amount, this will not represent a breach of contract by ThinKom.

Agreed to and Approved as written above:

GoGo

/s/ Anand Chari	EVP/COO	4/22/13
By:	Title	Date

ThinKom

/s/ Mark Silk	President	3/27/13
By:	Title	Date

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